Residential Capital, LLC
Senior Debt Securities
UNDERWRITING AGREEMENT
June 20, 2007
New York, New York
Barclays Bank PLC
BNP PARIBAS
Citigroup Global Markets Limited
Deutsche Bank AG, London Branch
HSBC Bank plc
As representatives of the several Underwriters
  named in Schedule I hereto
c/o Barclays Bank PLC
5 The North Colonnade
London E14 4BB
Ladies and Gentlemen:
     Residential Capital, LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell to (i) Barclays Bank PLC (the “Lead Representative”), BNP Paribas and Deutsche Bank AG, London Branch, as representatives of the floating rate notes Underwriters, (ii) the Lead Representative, Citigroup Global Markets Limited and HSBC Bank plc, as representatives of the fixed-rate notes Underwriters, and (iii) the other underwriters named in Schedule I attached hereto (each, an “Underwriter,” and collectively, the “Underwriters”) the principal amounts of unsecured senior debt securities (the “Debt Securities”) set forth opposite their respective names on Schedule I, subject to the terms and conditions set forth in this agreement (this “Underwriting Agreement”).
     SECTION 1. Debt Securities; Guarantees; Registration Statement. The Debt Securities will (i) have the terms and provisions set forth in the term sheet attached hereto as Exhibit A (the “Term Sheet”) and (ii) be issued pursuant to an Indenture, dated as of June 24, 2005, among the Company, the Guarantors (as defined below) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture dated as of November 21, 2005 (as so supplemented, the “Indenture”).
     The payment of principal of, premium and interest on the Debt Securities will be fully and unconditionally guaranteed, jointly and severally, by (i) each subsidiary of the Company listed on Exhibit B hereto and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and respective successors and assigns of the subsidiaries of the Company referred to in (i) and

(ii) above (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees,” and together with the Debt Securities, the “Securities”).
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-143138) for the registration of securities in an amount up to $12.5 billion which includes the Securities, under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the 1933 Act. Such registration statement (and any post-effective amendments thereto, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A, 430B or 430C under the 1933 Act to be part of the registration statement at the time of its effectiveness (the “Rule 430 Information”), is referred to herein as the “Registration Statement” and the related prospectus covering the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) in connection with the confirmation of sales of the Securities is referred to herein as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) in connection with the confirmation of sales of the Securities is hereinafter referred to as the “Prospectus” and the term “Preliminary Prospectus” means any preliminary form of the Prospectus. If the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act (the “Rule 462(b) Registration Statement”), then all references to “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. Any references to the “Registration Statement,” the “Preliminary Prospectus” and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “1934 Act”) on or before the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and references to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, that are deemed to be incorporated by reference therein.
     At or prior to 12:45 p.m. Eastern Standard Time on the date of this Underwriting Agreement (the “Initial Sale Time”), the Company had prepared the following information (collectively, the “Disclosure Package”): (i) a Preliminary Prospectus dated June 20, 2007 (the “Pricing Prospectus”), and (ii) each “free writing prospectus” (as defined pursuant to Rule 405 under the 1933 Act) listed on Schedule II hereto.
     SECTION 2. Representations and Warranties by the Company and the Guarantors.
     (a) The Company and the Guarantors, jointly and severally, represent, warrant and covenant to the Underwriters that:
     (1) The Company and the Guarantors meet the requirements for use of Form S-3 under the 1933 Act and have filed the Registration Statement with the Commission. The

Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses, each of which has previously been furnished to the Lead Representative. The Company will file with the Commission pursuant to Rule 424(b) a final supplement to the Basic Prospectus relating to the Securities and the offering thereof. As filed, such final prospectus supplement shall include all information required by the 1933 Act to be included therein with respect to the Securities and the offering thereof and, except to the extent the Lead Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Lead Representative prior to the date and time this Underwriting Agreement is entered into or, to the extent not completed at the Initial Sale Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus, the Pricing Prospectus and any other Preliminary Prospectus) as the Lead Representative has agreed in writing.
     (2) At the respective times the Registration Statement and any post-effective amendments thereto became effective, the Registration Statement, any amendments thereto and any documents incorporated by reference therein complied and will comply as to form in all material respects with the requirements of the 1933 Act and the Trust Indenture Act of 1939, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “1939 Act”), and at such times and at the time of the execution of this Underwriting Agreement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of the Prospectus, and as of the Closing Date, neither the Prospectus nor any amendments and supplements thereto contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this Section 2(a)(2) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or the Prospectus.
     (3) The Disclosure Package, as amended or supplemented as of the Initial Sale Time, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and no Issuer Free Writing Prospectus (as defined in Rule 433 under the 1933 Act) includes any information that conflicts in any material respect with the information contained in the Registration Statement, including any document incorporated therein, any Preliminary Prospectus that has not been superceded or modified and the Prospectus. Notwithstanding the foregoing, the representations and warranties in this Section 2(a)(3) shall not apply to statements in or omissions from the

Disclosure Package or an Issuer Free Writing Prospectus (i) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in the Disclosure Package or an Issuer Free Writing Prospectus, or (ii) any information contained in any “free writing prospectus” (including any Issuer Free Writing Prospectus) prepared by or on behalf of any Underwriter(s), except to the extent such information has been accurately extracted from a Preliminary Prospectus or any Issuer Free Writing Prospectus prepared by or on behalf of the Company and included in such free writing prospectus prepared by or on behalf of any Underwriter(s).
     (4) The Company (including its agents and representatives, other than the Underwriters) has not made, used, prepared, authorized or approved or referred to any Issuer Free Writing Prospectus that it was required to file with the Commission or retain under Rule 433 other than the Issuer Free Writing Prospectuses identified in Schedule II hereto.
     (5) (i) At the earliest time after filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act), and (ii) as of the date and time of this Underwriting Agreement, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.
     (6) Subsequent to December 31, 2006, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has (i) issued or granted any securities, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, or repaid any material liability or obligation other than in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on, or redeemed, any of its capital stock.
     (7) Each of the Company and the Guarantors has been duly organized and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation. The Company has no “significant subsidiaries” within the meaning of Rule 1-02 of Regulation S-X under the 1933 Act other than the Guarantors and RFC Asset Holdings II, LLC (collectively, the “Significant Subsidiaries”). Each of the Company and its subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, in each case as described in the Registration Statement, the Disclosure Package and the Prospectus. Each of the Company and its subsidiaries is duly qualified and authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business requires such qualification, except for those failures to be so qualified or in good standing that, individually or in the aggregate, would not reasonably be expected to (i) have a material adverse effect on the properties, business, results of operations, financial condition and stockholders’ equity of the Company and its subsidiaries, taken as a whole, (ii) adversely affect the ability of the Company or any of the Guarantors to enter into and perform their respective material obligations under this Underwriting Agreement, the Indenture or the Guarantees, including the issuance and sale of the Securities and the use the proceeds of the issuance of the Securities as described in the Prospectus under the heading “Use of Proceeds” or (iii) impair the validity of any material obligation of the Company or any of the Guarantors under the Securities or this Underwriting Agreement (any such effect being a “Material Adverse Effect”).
     (8) All of the issued and outstanding limited liability company interests of each Guarantor have been duly authorized and validly issued and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (each, a “Lien”). None of the Guarantors has outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, or instruments convertible into or exchangeable for, any limited liability company interests or other equity interest in, any Guarantor (each, a “Right”). The authorized, issued and outstanding limited liability company interests of the Company is as set forth in the Registration Statement. All of the issued and outstanding limited liability company interests of the Company have been duly authorized and validly issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any subsidiary any limited liability company interests or other equity interest in the Company.
     (9) Each of the Company and the Guarantors has the requisite power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Indenture and the Guarantees to which it is a party and to consummate the transactions contemplated thereby.
     (10) As of the Closing Date, the instruments representing the Debt Securities will have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and when delivered to and paid for by the Underwriters in accordance with the terms hereof and thereof, will have been duly executed, issued and delivered and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) (clauses (i) and (ii) are referred to herein collectively as the “Enforceability Exceptions”) and entitled to the benefits of the Indenture.
     (11) As of the Closing Date, each of the Guarantees will have been duly authorized by the applicable Guarantor and, when the instruments representing the Debt

Securities have been executed by the Company, the Guarantees endorsed thereon have been executed by the Guarantors and the instruments representing the Debt Securities have been authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms hereof and thereof, the Guarantees will have been validly executed, issued and delivered by the applicable Guarantor and will constitute the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions, and entitled to the benefits of the Indenture.
     (12) The Indenture has been duly authorized by each of the Company and the Guarantors and meets the requirements for qualification under the 1939 Act, and the rules and regulations of the Commission applicable to an indenture so qualified and constitutes the legal, valid and binding obligation of each of the Company and the Guarantors, enforceable against each of them in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.
     (13) This Underwriting Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.
     (14) Each of the Company and its subsidiaries has obtained or made all consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies, bodies or administrative agencies, foreign and domestic (each, a “Governmental Consent”), necessary to conduct its business as it is now being conducted and to own, lease and operate its properties, in each case, as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
     (15) Neither the Company nor any of the Significant Subsidiaries is (i) in violation of its certificate or articles of incorporation, bylaws, certificate of formation, limited liability company agreement, certificate of limited partnership, partnership agreement or any other organizational document of the Company or any of the Significant Subsidiaries (“Organizational Documents”), (ii) in violation of any law, rule, regulation, ordinance, directive, judgment, decree, order or Governmental Consent of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, by which the Company or any of the Significant Subsidiaries is bound or to which any of its properties or assets is subject (each, an “Applicable Law”) or (iii) in default under, and no event has occurred that, with notice or lapse of time or both or otherwise, would constitute a default under, or result in the creation or imposition of any Lien upon, any of its property or assets, or an acceleration of any indebtedness of the Company or any of the Significant Subsidiaries, pursuant to any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them is bound or to which any of their respective properties or assets is subject (each, an “Applicable

Contract”), except (in the case of clauses (ii) and (iii) above) as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
     (16) No Governmental Consent or consent of or notice to any other third party is required for the execution, delivery and performance by each of the Company and the Guarantors of this Underwriting Agreement, the Indenture or the Guarantees to which it is a party or the consummation of the transactions contemplated thereby, except such Governmental Consents and other consents as have been or will be obtained and made on or prior to the Closing Date (or will be obtained and made under the 1933 Act, the 1939 Act and state securities or blue sky laws and regulations).
     (17) Neither the execution, delivery or performance by any of the Company and the Guarantors of this Underwriting Agreement, the Indenture or the Guarantees to which it is a party nor the consummation of the transactions contemplated thereby (i) violates or will violate, conflicts with or will conflict with, requires or will require consent under, or results or will result in a breach of, or (ii) constitutes or will constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or (iii) results or will result in the creation or imposition of any Lien upon any properties or assets of the Company or any of the Guarantors or an acceleration of any indebtedness of the Company or any of the Guarantors pursuant to, any provision of (A) any Organizational Document of the Company or any of the Guarantors, (B) any Applicable Law by which the Company or any of the Guarantors is bound or to which any of their respective properties or assets is subject or (C) any Applicable Contract to which any of the Guarantors is a party or by which any of them is bound or to which any of their respective properties or assets is subject.
     (18) No Significant Subsidiary is subject to any limitations under its Organizational Documents or any Applicable Contract to which it is a party or by which it is bound that, directly or indirectly, could limit its ability to pay any dividends or make any other distribution in respect of such Significant Subsidiary’s capital stock, to repay to the Company or any other subsidiary of the Company any loans or advances made to such Significant Subsidiary by the Company or any other subsidiary of the Company or to transfer any of such Significant Subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus.
     (19) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is (i) no action, suit, investigation, proceeding or other litigation or arbitration before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, to which the Company or any of the Significant Subsidiaries is or may be a party or of which the business, property, operations or assets of the Company or any of the Significant Subsidiaries is or may be subject, pending or to the knowledge of the Company and the Guarantors, threatened, and (ii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of the Significant Subsidiaries is subject or to which the business, property, operations or assets of the Company or any of the Significant

Subsidiaries is subject that (in the case of either clause (i) or (ii) above) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     (20) None of the Company and its subsidiaries is, or after consummation of the transactions contemplated hereby, will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).
     (21) The consolidated financial statements of the Company and its subsidiaries, including the notes thereto and the supporting schedules, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the financial position of the entities presented therein as of the dates indicated and the results of operations and cash flows of the entities presented therein for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the consolidated financial position of the entities presented therein at the respective dates indicated and their consolidated results of operations and cash flows for the respective periods specified. The condensed consolidating financial information in a note to said financial statements has been prepared on a basis consistent with the consolidated financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and presents fairly the information included therein. The pro forma financial information included in the Registration Statement, the Disclosure Package and the Prospectus, if any, was derived from the consolidated financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and has been prepared on a basis consistent with that of said consolidated financial statements, except for any adjustments specified therein. The Registration Statement, the Disclosure Package and the Prospectus contain or incorporate by reference all financial information and statements that would be required to be included (or incorporated by reference) in accordance with Regulation S-X in such documents.
     (22) To the knowledge of the Company, PricewaterhouseCoopers LLP, which has audited the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, whose report will accompany such financial statements included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and were independent accountants as required by the 1933 Act during the periods covered by said financial statements.
     (23) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
     (b) Each of the Company and the Guarantors acknowledge that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 9 hereof,

counsel for the Company and the Guarantors and counsel for the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.
     SECTION 3. Representations, Warranties and Covenants of the Underwriters.
     (a) Each of the Underwriters, severally and not jointly, represents, warrants and covenants to the Company and the Guarantors that:
     (1) Such Underwriter has not and will not use, authorize use of, refer to, or participate in the planning for use of, any Free Writing Prospectus other than an Issuer Free Writing Prospectus, including a term sheet substantially in the form of Exhibit A hereto, without the consent of the Company.
     (2) Such Underwriter will not enter into a contract of sale with any prospective purchaser of the Securities until the Disclosure Package has been conveyed to the prospective purchaser. Such Underwriter will deliver the Prospectus or a notice pursuant to Rule 173(a) under the 1933 Act to any prospective purchaser of the Securities to the extent required under applicable law.
     (3) This Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of such Underwriter.
     (4) The information furnished by or on behalf of such Underwriter in writing expressly for use in the Registration Statement, the Disclosure Package and the Prospectus is true, correct and complete in all material respects.
     (5) Such Underwriter agrees that in connection with the offering and sale of the Securities it will comply with applicable law provided that such Underwriter shall have no liability under this Section 3(a)(5) to the extent that any noncompliance with applicable law may arise out of or be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package or the Prospectus or any omission or alleged omission to state in the Registration Statement, the Disclosure Package or the Prospectus a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made except to the extent that such Registration Statement, the Disclosure Package or such Prospectus contains an untrue statement or alleged untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, for which such Underwriter would have liability under the indemnification provisions of the first sentence of Section 8(b) hereof or (ii) the failure of the Company or any Guarantor to comply with any provision of applicable law or this Underwriting Agreement.
     (6) Such Underwriter agrees that it will not offer, sell or deliver any of the Securities, directly or indirectly, or distribute the Disclosure Package or the Prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best knowledge and belief of such Underwriter, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Company, except as set forth in this Underwriting Agreement. In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (as defined below) (each, a “relevant member state”), such Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”) it has not made and will not make an offer of any Securities to the public in that relevant member state prior to the publication of a prospectus in relation to any Securities that has been approved by the competent authority in that relevant member state, or where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of any Securities to the public in that relevant member state:
     (i) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Securities which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;
     (ii) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (iii) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
     (iv) at any time in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purpose of this Section 3(a)(5), the expression an “offer of any Securities to the public” in relation to any Securities to any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase or subscribe for any Securities, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.
     (7) Such Underwriter represents and agrees that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section

21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom.
     (b) The Underwriters acknowledge that the Company and the Guarantors and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 9 hereof, counsel for the Company and the Guarantors and counsel for the Underwriters will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.
     SECTION 4. Purchase, Sale and Delivery.
     (a) On the basis of the representations, warranties and covenants contained in this Underwriting Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the principal amounts of Debt Securities set forth opposite the name of such Underwriter on Schedule I. The purchase price for the Debt Securities shall be set forth in the Term Sheet.
     (b) On the Closing Date, the Company shall deliver to each Underwriter, in such denomination or denominations and registered in such name or names as such Underwriter requests upon notice to the Company at least 48 hours prior to the Closing Date, the instruments representing the Debt Securities, against payment of the purchase price therefor by wire transfer of same-day funds to the account of the Company, previously designated by it in writing. Such delivery of and payment for the Debt Securities shall be made at the offices of Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606 or such other location as may be mutually acceptable. Such delivery and payment shall be made at 10:00 a.m., New York City time, on June 27, 2007 or at such other time as shall be agreed upon by the Underwriters and the Company. The time and date of such delivery and payment are herein called the “Closing Date.” The Securities shall be made available to the Underwriters for inspection not later than 9:00 a.m., New York City time, on the business day immediately preceding the Closing Date.
     SECTION 5. Offering by Underwriters. The Underwriters propose to make an offering of the Securities at the price and upon the terms set forth in the Term Sheet as soon as practicable after this Underwriting Agreement is entered into and as, in the judgment of the Underwriters, is advisable.
     SECTION 6. Agreements of the Company and the Guarantors. Each of the Company and the Guarantors covenants and agrees with the Underwriters that:
     (a) During the period beginning with the Initial Sale Time and ending on the later of the Closing Date or such date as the Prospectus is no longer required by law to be delivered in connection with the initial offering or sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), the Company and the Guarantors will advise the Underwriters promptly (i) of the issuance by the

Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation of any proceedings for any of such purposes and (ii) of the happening of any event that would have the effect of causing any Preliminary Prospectus or the Prospectus at the time it is delivered to a prospective purchaser to contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (b) The Company and the Guarantors will, without charge, prior to 10:00 a.m., New York City time, on the second business day succeeding the date of this Underwriting Agreement and during the Prospectus Delivery Period, provide to each Underwriter and to counsel for the Underwriters, and to those persons identified by any Underwriter to the Company, as many copies of any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and any amendments or supplements thereto, as such Underwriter may reasonably request. The Company and the Guarantors consent to the use of the Disclosure Package and the Prospectus, and any amendments and supplements thereto required pursuant hereto, by the Underwriters in connection with sales of the Securities.
     (c) During the Prospectus Delivery Period, the Company and the Guarantors will not amend or supplement any Preliminary Prospectus or the Prospectus or any Issuer Free Writing Prospectus unless the Underwriters shall previously have been furnished a copy of, and a reasonable period of time to review, the proposed amendment or supplement.
     (d) If, during the Prospectus Delivery Period, any event shall occur or circumstances shall exist that make it necessary or advisable to amend or supplement any Preliminary Prospectus, the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus, as the case may be, in order to make such Preliminary Prospectus, the Prospectus, the Disclosure Package or such Issuer Free Writing Prospectus, as applicable, not misleading in the light of the circumstances under which they were made, or if it for any other reason it shall be necessary or advisable, in the reasonable opinion of counsel for the Underwriters, to amend or supplement any Preliminary Prospectus, the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus, as the case may be, to comply with applicable law, the Company and the Guarantors will (subject to Section 6(c) above) forthwith amend or supplement such Preliminary Prospectus, the Prospectus, the Disclosure Package or such Issuer Free Writing Prospectus, as applicable, at their own expense so that, as so amended or supplemented, such Preliminary Prospectus, the Prospectus, the Disclosure Package or such Issuer Free Writing Prospectus, as applicable, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or otherwise fail to comply with applicable law.
     (e) The Company and the Guarantors will use their reasonable best efforts to cooperate with the Underwriters and counsel for the Underwriters in connection with the qualification or registration of the Securities for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Underwriters may reasonably designate and will continue such qualifications in effect for as long as may be necessary to complete the sale of the Securities pursuant to this Underwriting Agreement; provided, however, that in connection therewith none of the Company and the Guarantors will be required to qualify as a foreign limited liability company where it is not now so qualified or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (f) The Company will prepare a final term sheet, containing solely a description of the Securities, as set forth in Exhibit A hereto, and will file such term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such Rule.
     (g) During the Prospectus Delivery Period, the Company will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus where, as a result of such preparation, use, authorization, approval or reference, the Company would be required to file the Issuer Free Writing Prospectus with the Commission or retain the Issuer Free Writing Prospectus under Rule 433 and the Company will not file any Issuer Free Writing Prospectus with the Commission (other than the Issuer Free Writing Prospectuses identified in Schedule II hereto and any other Issuer Free Writing Prospectuses that the Lead Representative and the Company shall hereafter expressly agree in writing to treat as part of the Disclosure Package) unless the Lead Representative has previously been furnished a copy of, and a reasonable period of time to review, such Issuer Free Writing Prospectus. The Company agrees that it will comply with the requirements of Rules 164 and 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. If any event occurs such that the Company determines or becomes aware that any Issuer Free Writing Prospectus contains a statement that conflicts in any material respect with the information contained in the Registration Statement (including any document incorporated by reference therein), any Preliminary Prospectus (that has not been superceded or modified) or the Prospectus, then the Company will immediately (i) notify the Underwriters of such occurrence and (ii) amend or supplement the Issuer Free Writing Prospectus with corrective information.
     (h) The Company and the Guarantors will not take, directly or indirectly, any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.
     (i) During the period five years after the date of this Underwriting Agreement, so long as the Company is not subject to the requirements of the 1934 Act to file periodic reports with the Commission, the Company will furnish to the Lead Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of each report or financial statement furnished to or filed with the Commission, or any securities exchange on which any class of securities or the Company is listed, and from time to time, such other information concerning the Company and its subsidiaries as the Lead Representative may reasonably request.
     (j) Until the business day following the Closing Date, neither the Company nor any Guarantor will, without the prior written consent of the Lead Representative, which consent shall not be unreasonably withheld, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of any debt securities other than debt securities having a term of less then one year, except as otherwise disclosed in the Registration Statement.

     SECTION 7. Expenses. Whether or not the transactions contemplated by this Underwriting Agreement are consummated or this Underwriting Agreement is terminated (pursuant to Section 12 or otherwise), the Company and the Guarantors agree to pay all the following costs and expenses and all other costs, expenses, fees and taxes incident to the performance by the Company and the Guarantors of their obligations hereunder: (i) the negotiation, preparation, printing, filing, reproduction, execution and delivery of this Underwriting Agreement, the Indenture and the Guarantees, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith; (ii) the preparation, printing, filing or reproduction of the Registration Statement (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto; (iii) the issuance, transfer and delivery of the Securities to the Underwriters; (iv) the delivery (including postage, air freight charges and charges for packaging) of such copies of the Disclosure Package, any Preliminary Prospectus, the Prospectus and all amendments or supplements to either of them as may be requested for use in connection with the offering and sale of the Securities; (v) the preparation, printing, authentication, issuance and delivery of the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities and the Trustee’s fees; (vi) the fees, disbursements and expenses of counsel for the Company and the Guarantors (including local and special counsel, if any) and the Company’s accountants; (vii) the qualification or registration of the Securities under state securities laws in accordance with the provisions of Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith; (viii) all fees and expenses (including fees and expenses of counsel) of the Company and the Guarantors in connection with the approval of the Securities by any depository for “book-entry” transfer; (ix) any fees charged by investment rating agencies for the rating of the Securities; (x) the fees and expenses of the Trustee and its counsel; (xi) all expenses incurred in connection with the performance by the Company and the Guarantors of their other obligations under this Underwriting Agreement, the Indenture and the Guarantees; (xii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (xiii) the transportation and other “road show” expenses incurred by or on behalf of the representatives of the Company and the Guarantors in connection with presentations to and related communications with prospective purchasers of the Securities; and (xiv) all expenses and listing fees incurred in connection with the application for listing for quotation of the Securities on the Luxembourg Stock Exchange or any other exchange.
     SECTION 8. Indemnification.
     (a) Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its directors, officers and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Prospectus, the Prospectus or the Disclosure Package (in each case if used within the Prospectus Delivery Period (it being understood that the Preliminary Prospectus comprising part of the Disclosure Package shall be deemed to have been used during the Prospectus Delivery

Period provided that it was conveyed at or prior to the expiration thereof) and, except in the case of the Disclosure Package, as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that neither the Company nor any Guarantor shall be liable in any such case to the extent any such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein.
     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company and the Guarantors, their respective directors and officers and any person controlling the Company or any Guarantor to the same extent as the foregoing indemnity from the Company and the Guarantors to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the documents referred to in the foregoing indemnity. Each Underwriter also severally agrees to indemnify and hold harmless the Company, the other Underwriters, their respective directors and officers and any person controlling the Company or any other Underwriters against any and all losses, claims, damages, liabilities, expenses, actions and demands to which they or any of them may become subject or incur (including all reasonable costs of investigating, disputing or defending any such claim, action or demand) under the law of any jurisdiction or that may be made against them caused by the breach by such Underwriter of any of its representations or covenants set forth in Section 3 of this Underwriting Agreement other than any such breach arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or the Disclosure Package or any omission or alleged omission to state in such documents a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, or (ii) the failure of the Company or any Guarantor to comply with any provision of applicable law or this Underwriting Agreement.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding; provided, however, that in the event the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of any such proceeding, the indemnified party shall then be entitled to retain counsel reasonably satisfactory to itself and the indemnifying party shall pay the reasonable fees and disbursements of such counsel related to the proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to employ counsel reasonably satisfactory to the indemnified party pursuant to the next preceding sentence. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Lead Representative in the case of parties indemnified pursuant to Section 8(a) hereof and by the Company in the case of parties indemnified pursuant to Section 8(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is entitled to indemnification hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereto. The relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or a Guarantor or by an Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in the immediately preceding paragraph. The amounts paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable external legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several, in proportion to the respective principal amounts of the Securities purchased by each of such Underwriters, and not joint.
     SECTION 9. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Securities, as provided herein, are subject to the satisfaction of the following additional conditions unless waived in writing by the Underwriters:
     (a) All of the representations and warranties of the Company and the Guarantors contained in this Underwriting Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. Each of the Company and the Guarantors shall have performed or complied with all of the agreements and satisfied conditions on their respective parts to be performed, complied with or satisfied hereunder at or prior to the Closing Date.
     (b) The Prospectus shall have been printed and electronic copies distributed to the Underwriters not later than 10:00 a.m., New York City time, on the second business day succeeding the date of this Underwriting Agreement and physical copies distributed to the Underwriters not later than 10:00 a.m., New York City time, on the third business day succeeding the date of this Underwriting Agreement or at such later date and time as to which the Lead Representative may have agreed.
     (c) The Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and there shall not have been any legal action, statute, order, rule, regulation, decree or other administrative proceeding enacted, instituted, adopted, issued or threatened against any of the Company and the Guarantors, or against the Underwriters, relating to the transactions contemplated hereby or the Underwriters’ activities in connection therewith.
     (d) On the Closing Date, immediately prior to and upon consummation of the transactions contemplated hereby, there shall exist no Default or Event of Default (as defined in the Indenture).
     (e) The Underwriters shall have received certificates, dated the Closing Date, signed by the chief executive officer and the chief financial officer of the Company and the chief executive officer or president and the chief financial officer or the treasurer of each Guarantor (in their respective capacities as such), provided that the certificate of GMAC-RFC Holding Company, LLC may be signed by the chief financial officer and the treasurer of GMAC-RFC Holding Company, LLC, in the forms set forth, respectively, in Exhibits C-1 and C-2 attached hereto.
     (f) The Underwriters shall have received on the Closing Date an opinion letter, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, of each of (i) Mayer, Brown, Rowe & Maw, LLP, counsel for the Company and the Guarantors and (ii) either David A. Marple, Esq., General Counsel of the Company or Hu Benton, Esq., Managing Director, Vice President and Associate Counsel of the Company, to the effect set forth, respectively, in Exhibits D-1, and D-2 attached hereto.
     (g) At the time this Underwriting Agreement is executed and at the Closing Date, the Underwriters shall have received from PricewaterhouseCoopers LLP, the independent public accountants for the Company and the Guarantors, dated as of the date of this Underwriting Agreement and as of the Closing Date, customary “comfort” letters addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, with respect to the financial statements and certain financial information of the Company and its subsidiaries contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.
     (h) The Underwriters shall have received on the Closing Date an opinion letter, dated the Closing Date to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, of Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, to the effect set forth in Exhibit E attached hereto.
     (i) Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.
     (j) The Company, the Guarantors and the Trustee shall have entered into the Indenture and the Underwriters shall have received counterparts, conformed as executed, thereof and the instruments or agreements, as the case may be, representing the Securities shall have been duly executed and delivered by the Company and the Guarantors, as applicable, and duly authenticated by the Trustee.
     (k) Subsequent to the execution and delivery of this Underwriting Agreement, there shall have been no material adverse change (not in the ordinary course of business) or any development involving a prospective material adverse change (not in the ordinary course of business) in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus and the Disclosure Package (exclusive of any amendment or supplement thereto after the date hereof).
     (l) On or after the date of this Underwriting Agreement, (i) there shall not have occurred any downgrade, suspension or withdrawal of, nor shall there have been any announcement by any “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act) of any potential or intended downgrade, suspension or withdrawal of, or of any review for a possible downgrading of, any rating of the Company or the Debt Securities, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or the Debt Securities by any such rating organization and (iii) no such rating organization shall have given notice to the Company that it has assigned a lower rating to the Debt Securities than that on which the Debt Securities were marketed. If any of the events noted in clauses (i), (ii) or (iii) of the prior sentence occur on or after the date hereof, then the Company and the Underwriters agree to use their respective reasonable efforts to agree upon a mutually acceptable amendment to this Underwriting Agreement not later than the Closing Date. If the Company and the Underwriters cannot agree upon such an amendment prior to the Closing Date, then the Underwriters may terminate this Underwriting Agreement in accordance with Section 12 as a result of the failure by the Company to satisfy the condition set forth in this Section 9(l).
     (m) All proceedings in connection with the issuance of the Securities and the scope and substance of all certificates, opinion letters and other documents delivered in connection with the issuance of the Securities shall be reasonably satisfactory to the Underwriters, and the Company and the Guarantors shall have furnished or caused to be furnished to the Underwriters such further information, certificates and documents as the Underwriters believe are reasonably necessary in connection with the consummation of the transactions contemplated hereby.
     SECTION 10. Underwriters’ Information. The Company and the Guarantors acknowledge that the statements with respect to the offering of the Securities set forth in the Registration Statement or the Prospectus under the heading “Underwriting,” constitute the only information furnished to the Company and the Guarantors by or on behalf of the Underwriters expressly for use in the Registration Statement or the Prospectus, for purposes of Sections 2(a)(2), 3(a)(4), 3(a)(5) and 8 hereof.
     SECTION 11. Survival of Representations and Agreements. The respective representations, warranties, covenants, agreements, indemnities and other statements of the Company and the Guarantors, their respective officers and the Underwriters set forth in this Underwriting Agreement or made by or on behalf of them, respectively, pursuant to this Underwriting Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Company, the Guarantors, any Underwriter or any controlling person referred to in Section 8 hereof, and (ii) delivery of and payment for the Securities to and by the Underwriters, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs, personal representatives of the Company, the Guarantors, the Underwriters and the indemnified parties referred to in Section 8 hereof. The respective representations, agreements, covenants, indemnities and other statements set forth in Sections 7, 8, 10, 12(d), 16 and 17 shall survive the termination of this Underwriting Agreement, regardless of any termination or cancellation of this Underwriting Agreement.
     SECTION 12. Effective Date; Termination.
     (a) This Underwriting Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

     (b) This Underwriting Agreement may be terminated in the sole discretion of the Underwriters by notice to the Company from the Lead Representative, without liability (other than with respect to Section 8) on the Underwriters’ part to the Company or any Guarantor (i) in the event that the Company or any of the Guarantors has failed, refused or been unable to perform or satisfy all conditions on their respective parts to be performed or satisfied hereunder on or prior to the Closing Date or any other condition to the obligations of the Underwriters hereunder as provided in Section 9 is not fulfilled when and as required, or (ii) if in the reasonable judgment of the Lead Representative, there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls that in their view will have a materially adverse effect on the success of the offering and distribution of or a secondary market for the Securities.
     (c) Any notice of termination pursuant to this Section 12 shall be by telephone or facsimile and, in either case, confirmed in writing by letter within one business day.
     (d) If this Underwriting Agreement shall be terminated pursuant to any of the provisions of Section 12(b)(i), the Company and the Guarantors shall, subject to demand by the Underwriters, reimburse the Underwriters for all reasonable out-of-pocket expenses (including the fees and expenses of external counsel for the Underwriters), incurred by the Underwriters in connection herewith.
     SECTION 13. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date, as the case may be, to purchase the Securities that it or they are obligated to purchase hereunder (the “Defaulted Securities”), then the Lead Representative shall have the right, within 48 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters (subject to their signing this Underwriting Agreement), to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Representative shall not have completed such arrangements within such 48-hour period, then:
     (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased hereunder, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased hereunder, this Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section 13 shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default that does not result in a termination of this Underwriting Agreement, either the Lead Representative or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the

Registration Statement, the Disclosure Package or the Prospectus or in any other documents or arrangements.
     SECTION 14. Representation of Underwriters. The Lead Representative will act for the several Underwriters in connection with this purchase, and any action under this Underwriting Agreement taken by the Lead Representative will be binding upon all the Underwriters.
     SECTION 15. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be hand delivered, mailed by first-class mail or couriered by next-day air courier or faxed and confirmed in writing to Barclays Bank PLC, 5 The North Colonnade, London E14 4BB, Attention: Debt Syndicate, and with a copy to Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103 Attention: Christopher J. Moore, Esq. If sent to the Company and the Guarantors, shall be hand delivered, mailed by first-class mail or couriered by next-day air courier or faxed and confirmed in writing to Residential Capital, LLC, 8400 Normandale Lake Boulevard, Minneapolis, Minnesota 55437, Attention: General Counsel, and with a copy to Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606, Chicago, Illinois, Attention: Philip J. Niehoff, Esq.
     SECTION 16. Successors. This Underwriting Agreement shall inure to the benefit of, and shall be binding upon, the Underwriters, the Company, the Guarantors and their respective successors, legal representatives and assigns, and nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of, or by virtue of, this Underwriting Agreement or any provision herein contained; this Underwriting Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors, legal representatives and assigns and for the benefit of no other person except that (i) the indemnities of the Company and the Guarantors contained in Section 8(a) of this Underwriting Agreement shall also be for the benefit of the officers, directors and controlling persons referred to in Section 8(a) hereof, and (ii) the indemnities of the Underwriters contained in Section 8(b) of this Underwriting Agreement shall also be for the benefit of the officers, directors and controlling persons referred to in Section 8(b) hereof. No purchaser of the Securities from the Underwriters will be deemed a successor, legal representative or assign because of such purchase.
     SECTION 17. No Waiver; Modifications in Writing. No failure or delay on the part of the Company, any Guarantor or any Underwriter in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company, any Guarantor or any Underwriter at law or in equity or otherwise. No waiver of or consent to any departure by the Company, any Guarantor or any Underwriter from any provision of this Underwriting Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth above. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Underwriting Agreement shall be effective unless signed in writing by or on behalf of the Company, each Guarantor and the Underwriters. Any amendment, supplement or modification of or to any provision of this Underwriting Agreement, any waiver of any provision of this Underwriting Agreement and any consent to any departure by the Company, any Guarantors or any Underwriter from the terms of any provision of this Underwriting Agreement shall be effective only in the specific instance and for the specific purpose for which it is made or given. Except where notice is specifically required by this Underwriting Agreement, no notice to or demand on the Company or any Guarantor in any case shall entitle the Company or any Guarantor to any other or further notice or demand in similar or other circumstances.
     SECTION 18. Entire Agreement. This Underwriting Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.
     SECTION 19. Applicable Law. THE VALIDITY AND INTERPRETATION OF THIS UNDERWRITING AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 20. Time of the Essence. Time is of the essence in this Underwriting Agreement.
     SECTION 21. Captions. The captions included in this Underwriting Agreement are included solely for convenience of reference and are not to be considered a part of this Underwriting Agreement.
     SECTION 22. Counterparts. This Underwriting Agreement may be executed in various counterparts that together shall constitute one and the same instrument.
     SECTION 23. No Fiduciary Duty. The Company and each Underwriter acknowledge and agree that, except to the extent expressly set forth herein, each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Securities contemplated by this Underwriting Agreement (including in connection with determining the terms of the offering) and not as a fiduciary to, or an agent of, the Company or any other person. Each Underwriter represents and warrants to the Company that, except as previously disclosed in writing to the Company, neither the Underwriter nor any affiliate thereof has any current arrangement with any third party which would permit such Underwriter or any such affiliate to benefit financially, directly or indirectly, from the Underwriter’s participation in the determination of the terms of the offering, including the pricing of the Securities. Additionally, each Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
[Signature page to follow]

     If the foregoing correctly sets forth the understanding among the Underwriters, the Company and the Guarantors please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours, Residential Capital , LLC
By:	/s/ William F. Casey
	Name:	William F. Casey
	Title:	Treasurer

GMAC Residential Holding Company, LLC
By:	/s/ William F. Casey
	Name:	William F. Casey
	Title:	Treasurer

GMAC Mortgage, LLC
By:	/s/ William F. Casey
	Name:	William F. Casey
	Title:	Treasurer

GMAC-RFC Holding Company, LLC
By:	/s/ John M. Peterson
	Name:	John M. Peterson
	Title:	Treasurer

Residential Funding Company, LLC
By:	/s/ John M. Peterson
	Name:	John M. Peterson
	Title:	Treasurer

HomeComings Financial, LLC
By:	/s/ John M. Peterson
	Name:	John M. Peterson
	Title:	Treasurer

[ADDITIONAL SIGNATURES FOLLOW]

Accepted and agreed to as of
the date first above written:
Acting as representative of the several Underwriters
   named in Schedule I hereto
By: Barclays Bank PLC

By:	/s/ Kate Craven
Name: Kate Craven
Title: Authorised Attorney

Schedule I
Underwriters

	Principal Amount of	Principal Amount of Notes
Underwriter	Floating Rate Notes	due 2014
Barclays Bank PLC	€170,040,000	£113,360,000
BNP Paribas	169,980,000	10,000,000
Citigroup Global Markets Limited	15,000,000	113,320,000
Deutsche Bank AG, London Branch	169,980,000	10,000,000
HSBC Bank plc	15,000,000	113,320,000
Bank of Montreal, London Branch	0	10,000,000
Société Générale S.A.	30,000,000	20,000,000
Credit Suisse Securities (Europe) Ltd.	15,000,000	0
Lehman Brothers International (Europe)	15,000,000	0
Bear, Stearns International Limited	0	10,000,000

Total	€600,000,000	£400,000,000
Sched. I-1